Exhibit 99.1

CONTACT:

Leslie Green

Stapleton Communications Inc.

650.470.0200

leslie@stapleton.com

Rainmaker Reports Positive EBITDA in Third Quarter 2005

Revenue From Service Sales and Lead Generation Each Grew 7 Percent Sequentially and 30 Percent From Q304

SCOTTS VALLEY, Calif., Nov. 1, 2005 — Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading outsource provider of integrated sales and marketing services, reported financial results today for the third quarter of 2005.

Net revenue for the third quarter of 2005 was $8.6 million, up 7 percent from $8.0 million in the second quarter of 2005 and up 132 percent from $3.7 million in the third quarter of 2004. Revenue in the third quarter of 2004 does not include revenue from the acquisition of Sunset Direct, which occurred in February of 2005. In the third quarter of 2005, revenue from the service sales and lead generation product lines each grew more than 30 percent from the same period a year ago.

EBITDA, or earnings before interest, taxes, depreciation and amortization, was a positive $194,000 in the third quarter of 2005. This compares with an EBITDA loss of $546,000 in the second quarter of 2005 and an EBITDA loss of $630,000 in the third quarter of 2004.

Net loss in the third quarter of 2005 was $716,000 or a loss of $0.01 per share. This compares with a net loss of $1.5 million, or a loss of $0.03 per share, reported in the second quarter of 2005, and with a net loss of $1.1 million, or a loss of $0.02 per share, in the same quarter last year.

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

Total cash and cash equivalents at September 30, 2005 were $9.1 million compared with $10.2 million at June 30, 2005.

Management Changes

Rainmaker also announced today that it has completed the integration of its acquisition of Sunset Direct and made certain management changes. Carmela E. Wong has been promoted to vice president of marketing, effective today. Wong joined Rainmaker in May 2003 and was formerly the director of marketing for the company’s service sales and lead generation client programs. Prior to Rainmaker, Wong held marketing leadership positions with Household Credit Services (now HSBC), Intuit, and Borland Software. Wong replaces Edwin Okumura, who became the vice president of marketing following Rainmaker’s acquisition of Sunset Direct.

Also effective today, Rainmaker has named C.J. Hauptmeier as vice president of sales, in addition to his current role as general manager, lead generation. Prior to the acquisition by Rainmaker, Hauptmeier served in many capacities during his 10-year tenure at Sunset Direct, including vice president of sales, president and CEO. Hauptmeier takes over for John Houtsma, who joined Rainmaker with the acquisition of Sunset Direct.

“I am pleased to have such proven leaders as Carmela and C.J. heading our marketing and sales teams as we continue to grow our service sales and lead generation revenues, add new clients and become the vendor of choice for integrated sales and marketing services,” said Michael Silton, chief executive officer. “Both Carmela and C.J. bring significant expertise and knowledge to their roles given their tenure and past experiences in these functional groups. In addition, we are also increasing focus on new client acquisition in service sales by allocating a dedicated team with significant experience in service sales to focus primarily on this area of our business. Our goal is to continue our strong results in service sales contract expansions and increase our activity in new client acquisitions.

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

“I would also like to thank both Edwin and John for their contributions following the acquisition of Sunset Direct,” said Silton. “Both were instrumental in helping to seamlessly integrate the sales and marketing teams. I wish them the very best in their future endeavors.”

New Client Activity

•	One of Rainmaker’s newer major computer hardware manufacturer clients expanded its agreement to include the sales of software maintenance contracts for mid-series platforms. Under this agreement, Rainmaker is contacting end users who have obtained software support without a service contract and transitioning them onto a service contract.

•	Rainmaker has begun a three month program with a leading software company to sell service contracts. These contracts cover on-demand subscription services.

•	Rainmaker signed a number of new contracts and expanded programs with several top-tier clients in software, network infrastructure and financial services. Top-tier clients are those customers with over $1 billion in annualized revenue. The majority of these contracts included data development, direct marketing, lead nurturing and system integration.

•	Rainmaker has made advances with clients that have large channel organizations by providing prepackaged channel enablement programs. These programs drive interested partners to a branded portal where they can purchase lead generation and nurturing programs. Rainmaker is able to drive higher margins resulting from the ability to quickly ramp and manage results in their proprietary LeadWorks application, which was attained through its recently completed asset acquisition of Launch Project.

Company Updates

•	Rainmaker achieved positive EBITDA of $194,000.

•	The company completed the relocation of its primary customer contact center to Austin, TX.

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

•	Rainmaker is beginning to see the benefits of this lower cost environment in its cost structure. Gross margin improved to 43 percent from 37 percent in the prior quarter.

•	The company expanded its national sales organization from four field sales people at the beginning of the year to 10 at the end of the third quarter.

•	Rainmaker has begun the rollout of its LeadWorks technology platform that allows client lead generation and nurturing activities to be quickly set-up, ramped and scaled utilizing modules that are virtually plug-and-play. This new technology is expected to improve Rainmaker’s integration into its clients’ systems and will help lower the costs of setting up new clients and increase Rainmaker’s efficiency and profitability.

Management Qualitative Comments

“We are very pleased to report that we achieved a significant milestone of profitability on an EBITDA basis,” said Michael Silton, chief executive officer. “Further, we reached this goal a quarter ahead of our expectation through continued focus on revenue growth and efficiency. Revenue from each of our product lines increased by more than 30 percent from the prior year and gross margin improved to 43 percent from 37 percent in the prior quarter. In addition, our transition to Austin has been completed within the timeframe and budget that we outlined.

“As we look ahead to 2006, we are focused on achieving profitability on a GAAP basis. Our long term goal is to be the leader in providing internet-enabled, integrated sales and marketing services for complex selling processes. This is a huge and growing market and we look forward to playing a leading role in providing these services to the marketplace. We have strong relationships with some of the most well-regarded companies in the world and have significant growth opportunities with new and existing clients. We believe that continued revenue growth, coupled with the cost benefits of our transition to Austin and our continued focus on efficiency, will allow us to deliver solid results in the quarters ahead.”

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

Fourth Quarter 2005 Outlook

Rainmaker expects to report continued growth in the fourth quarter with net revenues in the range of $8.8 to $9.0 million. Net loss is expected to be approximately $0.01 per share with continued positive EBITDA.

Conference Call

Rainmaker Systems will discuss its third quarter 2005 results today at 1:30 PDT. A webcast of the conference call can be accessed at 1:30 p.m. PDT by visiting the Investor page of the company’s website at www.rmkr.com. Those wishing to participate in the live call should dial (517) 308-9002 using the password “Rainmaker” at approximately 1:20 p.m. PDT. A replay of the call will be available for two weeks by dialing (203) 369-3182. A webcast replay of the conference call will be available for one year on the Audio Archives page of the Rainmaker website at www.rmkr.com.

About Rainmaker Systems

Rainmaker Systems is a leading outsource provider of integrated sales and marketing services for companies that want to drive more sales. Rainmaker offers a closed-loop sales process and a comprehensive suite of services that ensures companies are both filling their sales pipelines with quality leads and closing them efficiently and cost effectively. Core services include telesales, integrated direct marketing and hosted e- commerce. Additional offerings include a proprietary database, customer database enhancement services, CRM technology integration and order management.

Rainmaker helps approximately 50 companies ranging from Fortune 500 to dynamic technology start-ups, grow their revenues and increase customer loyalty by providing lead generation and contract renewal sales solutions.

For more information, visit www.rmkr.com.

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company and its subsidiaries. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions and expand our contact center without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company remains dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

Rainmaker Systems, the Rainmaker logo, Sunset Direct and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands except share and per share data)

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,139	$10,104
Restricted cash	602	—
Accounts receivable, net of allowance for doubtful accounts of $467 and $208 at September 30, 2005 and December 31, 2004, respectively	11,012	7,895
Prepaid expenses and other current assets	980	1,117

Total current assets	21,733	19,116
Property and equipment, net	4,324	3,160
Intangible assets	3,897	—
Goodwill	3,481	—
Other noncurrent assets	247	86

Total assets	$33,682	$22,362

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,212	$15,130
Accrued compensation and benefits	1,499	390
Other accrued liabilities	2,709	747
Deferred revenue	1,935	—
Obligations under financing arrangements	—	355
Current portion of capital lease obligations	126	122
Current portion of notes payable	1,500	—

Total current liabilities	24,981	16,744

Capital lease obligations, less current portion	7	42
Notes payable, less current portion	2,292	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 80,000,000 shares authorized, 56,478,717 and 44,419,791 outstanding at September 30, 2005 and December 31, 2004, respectively	56	44
Additional paid-in capital	69,019	63,509
Accumulated deficit	(62,673)	(57,977)

Total stockholders’ equity	6,402	5,576

Total liabilities and stockholders’ equity	$33,682	$22,362

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net revenues	$8,594	$3,711	$23,051	$11,129

Operating expenses:
Cost of services	4,925	1,869	13,856	4,973
Sales and marketing	741	421	1,955	1,188
Technology	1,035	651	3,044	1,953
General and administrative	1,699	1,400	6,272	4,118
Depreciation and amortization	850	452	2,485	1,262

Total operating expenses	9,250	4,793	27,612	13,494

Operating loss	(656)	(1,082)	(4,561)	(2,365)

Interest and other (expense) income, net	(60)	9	(133)	33

Net loss	$(716)	$(1,073)	$(4,694)	$(2,332)

Basic and diluted net loss per share	$(0.01)	$(0.02)	$(0.09)	$(0.06)

Weighted average common shares outstanding - basic and diluted	56,391	44,319	50,675	42,325

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Operating activities:
Net loss	$(4,694)	$(2,332)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,833	1,262
Amortization of intangible assets	652	—
Provision (credit) for allowances for doubtful accounts	259	71
Loss on disposal of fixed assets	62	(2)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(1,898)	(1,820)
Prepaid expenses and other assets	91	(288)
Accounts payable	1,486	5,214
Accrued compensation and benefits	371	17
Other accrued liabilities	1,907	414
Deferred revenue	675	—

Net cash provided by operating activities	744	2,536

Investing activities:
Purchases of property and equipment	(2,776)	(1,162)
Restricted cash, net	(602)	(423)
Acquisition of business, net of cash acquired	(4,510)	—

Net cash used in investing activities	(7,888)	(1,585)

Financing activities:
Proceeds from issuance of common stock from option exercises	315	277
Proceeds from issuance of common stock from ESPP	22	38
Net proceeds from issuance of common stock and warrants from private placement	2,596	6,302
Proceeds from note payable	4,500	—
Repayment of note payable	(708)	—
Repayment of financing arangements	(355)	—
Repayment of capital lease obligations	(192)	(566)

Net cash provided by financing activities	6,178	6,051

Net increase in cash and cash equivalents	(966)	7,002
Cash and cash equivalents at beginning of period	10,104	4,854

Cash and cash equivalents at end of period	$9,138	$11,856

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Rainmaker Reports Third Quarter 2005 Financial Results

Nov. 1, 2005

RAINMAKER SYSTEMS, INC.

RECONCILIATION OF NET LOSS (U.S. GAAP) TO EBITDA

(In thousands)

(Unaudited)

	Quarter Ended September 30,
	2005	2004
Net Loss	$(716)	$(1,073)

Add:
Non-cash charges for depreciation and amortization	850	452
Interest and other expense / (income)	60	(9)

	910	443

EBITDA	$194	$(630)

EBITDA is a non-GAAP measure of the Company’s financial performance used as an indicator to cash flow and calculated as operating earnings before interest, taxes, depreciation and amortization expenses. The company utilizes EBITDA, among other measures, to evaluate the performance of its business. EBITDA should be considered in addition to, not as a substitute for, the Company’s Operating Loss, Net Loss and various cash flow measures (e.g., Cash Provided or Used by Operations), as well as other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

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